Exhibit 8.1

Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 USA T +1 212 768 6700 F +1 212 768 6800

March 15, 2019

Arcturus Therapeutics Holdings Inc.

10628 Science Center Drive, Suite 250

San Diego, CA 92121

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Arcturus Therapeutics Holdings Inc., a newly-formed Delaware corporation (“Arcturus Delaware”) in connection with the scheme of arrangement between Arcturus Delaware and Arcturus Therapeutics Ltd., an Israeli corporation classified as a U.S. corporation for purposes of U.S. federal income tax law (“Arcturus Israel”) pursuant to which Arcturus Delaware will acquire 100% of the ordinary shares of Arcturus Israel and options to purchase ordinary shares of Arcturus Israel in exchange for Arcturus Delaware shares of common stock and options to purchase Arcturus Delaware shares of common stock, respectively (the “Arrangement”), pursuant to the terms of the Agreement, dated as of February 8, 2019 between Arcturus Israel and Arcturus Delaware (the “Exchange Agreement”). In addition, immediately after the Arrangement, Arcturus Israel may distribute (“Distribution”) its subsidiary, Arcturus Therapeutics, Inc., a Delaware corporation, to Arcturus Delaware. For purposes of this opinion, we assume that if the Distribution occurs, it will occur close in time to, and as part of a plan of, the Arrangement.

This opinion is being delivered in connection with the registration statement on Form S-4 (as amended through the effective date thereof, the “Registration Statement”), which includes a proxy statement/prospectus/consent solicitation, filed by Arcturus Delaware with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof, and in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Act. Unless otherwise indicated, each capitalized term used and not defined herein has the meaning ascribed to it in the Exchange Agreement.

In rendering our opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness both initially and continuing as of the Consummation Date, of the statements, facts, information, representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, the Exchange Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including officers’ certificates from officers of Arcturus Delaware, dated as of March 15, 2019, and of Arcturus Israel, dated as of March 15, 2019 (collectively, the “Representation Letters”). For purposes of rendering our opinion, we have assumed that such statements, facts, information, representations, covenants and agreements are, and will continue to be up to and including the Consummation Date, accurate and complete without regard to any qualification as to knowledge. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness up to and including the Consummation Date of the statements, facts, information, representations, covenants and agreements set forth in the documents referred to above and the statements, representations, covenants and agreements made by Arcturus Delaware and Arcturus Israel, including those set forth in the Representation Letters.

In our examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents and all documents submitted to us as certified or photostatic copies, (v) the authenticity of the originals of such documents, (vi) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (vii) the enforceability (as limited by bankruptcy and other

Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 USA T +1 212 768 6700 F +1 212 768 6800

insolvency laws) and, with respect thereto and to any other matter herein to which relevant, any necessary entity power and authority, authorization, execution, authentication, payment and delivery of, under and with respect to all documents to which this opinion letter relates, (viii) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below, and (ix) that there has been no mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with any document. We also have assumed that any transactions related to the Arrangement or contemplated by the Exchange Agreement will be consummated in accordance with the terms and conditions of the Exchange Agreement and as described in the Registration Statement, that none of the terms or conditions therein will have been waived or modified in any respect prior to the Consummation Date and that the Arrangement will constitute a statutory procedure under Israeli law. Each assumption herein is made and relied upon with your permission and without independent investigation.

In rendering our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service (the “IRS”) and such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that such laws, Code, Regulations, judicial authorities, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement, the Exchange Agreement or the Representation Letters, could affect our conclusions herein. Moreover, there can be no assurance that our opinion will be accepted by the IRS or, if challenged, by a court.

Based solely upon and subject to the foregoing, and subject to the limitations, assumptions and caveats set forth herein, we are of the opinion that under current U.S. federal income tax law insofar as they purport to describe provisions of U.S. federal income tax law and as limited therein, the statements set forth under the heading “Taxation—Material U.S. Federal Income Tax Considerations of the Scheme of Arrangement to Holders of Arcturus-Israel Ordinary Shares” in the Registration Statement accurately describe the material U.S. federal income tax considerations of the Arrangement and the Distribution.

Except as expressly set forth above, we express no opinion to any party as to any tax consequences, whether U.S. federal, state, local or non-U.S., of the Arrangement or of any transaction related to or contemplated by the Arrangement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm name therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 USA T +1 212 768 6700 F +1 212 768 6800

Very truly yours,

/s/ Dentons US LLP

DENTONS US LLP